Exhibit 10.19

MEMORANDUM OF UNDERSTANDING

BY AND AMONG

ANTARCTIC SEA FISHERIES S.A.

AND

ENZYMOTEC LTD.

This Memorandum of Understanding is entered between /i/. ANTARCTIC SEA FISHERIES S.A., a corporation organized and existing under the laws of Chile, tax payer N° 96.539.160-6, represented by Mr. Enrique Le Dantec B., Chilean tax payer N° 8.882.183-1, and by Mr. Mario Tapia E., Chilean tax payer N° 10.859.639-2, all domiciled at Jorge Montt N°654, Punta Arenas, Chile, hereinafter referred to as “ASF”; and, /ii/. ENZYMOTEC LTD., a company organized and existing under the laws of Israel, tax payer N° [●], represented by Mr. Ariel Katz, both domiciled at of Sagi 2000 Industrial Park, POBox 6, Migdal Hahemek 23106, Israel, hereinafter referred to as “ENZYMOTEC”, all of them referred to jointly as the “Parties”, have agreed on the following Memorandum of Understanding, hereinafter also referred to as the “MOU”:

FIRST:            Witnesses

1.1 ASF is a Chilean fishing company that owns and operates the fishing vessel “Betanzos”. One of the principal fishing resource caught by the Betanzos is the Krill (Antarctic Krill), hereinafter as the “Krill”.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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1.2 ENZYMOTEC produces and markets Krill products, obtained mainly from Chilean fishing companies, among other from ASF.

1.3 ENZYMOTEC seek to purchase Krill form the ASF fishing vessel Betanzos, during the Krill season (seven months per year) from 2013 to 2016.

1.4 The Parties are willing to sign a complete and final agreement, in order to regulate the purchase of the Krill caught from the fishing vessel Betanzos, within the next few weeks. This final agreement shall be construed according to the commercial conditions that have governed the relationship between the Parties, until this date.

1.5 The Parties agree that at the end of each catching season, the price will be settled according to the formula indicated in this MOU.

1.6 Finally, ENZYMOTEC is willing to have a first right for the acquisition of the fishing vessel Betanzos, should this is the case.

Having in mind the above mentioned statements the Parties herein agree on the following MOU:

SECOND:       Scope of the MOU

2.1 ASF will operate the fishing vessel Betanzos according to the needs and demands of ENZYMOTEC during the Krill catching season from 2013 and 2016. Notwithstanding, this MOU shall govern the relationship between the Parties until the final agreement is entered.

2.2 Each Krill harvesting season will consist in a 7 (seven) month period on each calendar year, in which the fishing vessel will be dedicated to ENZYMOTEC needs. The month periods from 2013 to 2016 are: /i/. from march to September, 2013; /ii/. January to July, 2014; /iii/. January to July , 2015; and /iv/. January to July, 2016; or during different months as will be agreed by the Parties.

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2.3 The Parties states that the owner of the fishing vessel Betanzos and the responsible for its operation and sale of Krill produced by the vessel shall be at all times ASF.

THREE:          Payments

3.1 Notwithstanding the price conditions stated in clause fourth of this MOU, the Parties agree on the following:

-	Upon signature of the final agreement ENZYMOTEC will wire transfer to ASF the sum of USD [***]- ([***] American dollars). This sum shall be considered as a down payment for the future catching of the Krill.

FOUR:            Price

4.1 The Parties agree that the price for the purchase of the Krill will be obtained from the following formula:

Price = [***].

1. [***]

2. [***]

3. Minimal price in any case is [***] USD/kg, aligned with the quality of Krill meal purchased from Pesca Chile during 2012 season.

4. All prices are FOB basis.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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5. Delivery terms – FOB or CIF as will be determined by Enzymotec. ASF will invoice separately for the freight costs in payment terms B/L date + 19 days

6. Title for the Krill shall pass to Enzymotec upon receipt of B/L.

4.2 The payment of the Krill meal will be done as follows:

1. Basic price against shipping documents (shipping documents required: B/L, Invoice, Packing list, Certificate of Analysis, Certificate of Health/Veterinary, Certificate of Origin).

2   Additional price will be paid by Enzymotec as maximum 30 days after receipt of B/L, according to price calculation indicated in 4.1.

FIVE:               Purchase option

The Parties agree that in case ASF decides to sell the fishing vessel Betanzos, ENZYMOTEC, or a third party that will be nominated by ENZYMOTEC, will have the right of first refusal for acquiring it. The terms and conditions of the exercising of this right shall be established by the Parties in the final agreement.

SIXTH:           Term

This MOU shall continue in effect as from today and for so long as the Parties enter in the final agreement. Notwithstanding the above, the terms and condition of this MOU shall survive in the final agreement and shall continue to be binding if a final agreement is not signed, as the case may be. Until a final agreement is signed, the terms of the purchase order signed between Enzymotec and Pesca Chile shall apply to this MOU mutatis mutandis between Enzymotec and ASF.

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SEVENTH:     Management of the MOU

7.1 Each Party shall appoint a MOU Manager in order to strengthening the relationship between them.

7.2 ASF hereby appoints Mr. Enrique Le Dantec as the MOU Manager, empowering him to delegate such position –by written- to another person. E-mail: [***]

7.3 ENZYMOTEC hereby appoints Mr. Ariel Katz as the MOU Manager, empowering him to delegate such position –by written- to another person. E-mail: [***]

EIGHT:           Final Agreement

The Parties hereby agree that the final agreement that will regulate in broad terms the commercial relationship between them (as the terms and conditions indicated in this MOU), will be drafted and executed no later than the termination of the current catching season, that is, no later than May 31, 2013.

NINTH:          Labor Relationship

The Parties hereof states that no labor relationship exist between them, thus they are not ruled by the Labor Chilean Code or by any complementary regulation or social security provision. Moreover, the Parties declare that between them is only a civil or commercial relationship.

TENTH:         Amendment and Assignment

The Parties hereof declare that this MOU can only be amended through a written agreement signed by both. This MOU cannot be assigned by the Parties hereof unless written and express consent is given by the other party.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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ELEVENTH:        Severability

If any provision of this MOU shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this MOU and the Parties hereof shall convey on substitutes clauses that better match with the economic goal of the MOU.

TWELTH:      Domicile and Governing Law

12.1 This MOU shall be governed by the Laws of the Republic of Chile.

12.2 For all legal and contractual purposes the Parties hereof states their domiciles in the city and borough of Santiago.

THIRTEENTH:       Arbitration

Any difficulty or controversy arising among the Parties to the MOU with respect to the application, interpretation, duration, validity or execution of it, or for any other reason, shall be submitted to arbitration pursuant to the Rules of Arbitration Procedure of the International Chamber of Commerce in effect at the time of its initiation. The language of arbitration will be English.

The Parties confer an irrevocable special power of attorney upon the International Chamber of Commerce so that it may, at the written request of any of the Parties, appoint an arbitrator , who will be empowered to act as arbitrator-at-law with regard to the substance of the dispute and as ex aequo et bono with regard to the procedure.

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There shall be no remedy against the arbitrator's resolutions. The arbitrator is especially empowered to resolve any matter relating to his/her competence and/or jurisdiction.

FOURTEENTH:     Counterparts

This MOU is executed in two counterparts, all of which are dated on the same day.

IN WITNESS WHEREOF, the Parties hereto have caused this MOU to be executed in duplicate by their duly authorized corporate officers as of the day and year first above written.

ENZYMOTEC LTD.		ANTARCTIC SEA FISHERIES S.A.

By:	/s/ Ariel Katz	By:	/s/ Enrique Le Dantec B.
Name:	Ariel Katz	Name:	Enrique Le Dantec B.
Title:	CEO	Title:	General Manager

ENZYMOTEC LTD.	ANTARCTIC SEA FISHERIES S.A.

By:	By:	/s/ Mario Tapia E.
Name:	Name:	Mario Tapia E.
Title:	Title:	Director

Santiago, 23 of April 2013.

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